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EXHIBIT 10.25

FIRST AMENDMENT TO SECURED PROMISSORY NOTE (THE "NOTE")
DATED OCTOBER 12. 2000
BY AND BETWEEN
LAWRENCE J. BARKER. JR. (THE "DEBTOR") AND
GEOPETRO RESOURCES COMPANY (THE "LENDER")

RECITALS

    A.  Pursuant to the terms of the Note executed by Debtor in favor of Lender dated January 18, 2000, Lender granted Debtor a loan of Sixty Thousand and 00/100 Dollars ($60,000) with interest thereon of ten percent (10%) per annum payable in equal quarterly installments at the end of each quarter of $1,500.00, commencing on March 31, 2000.

    B.  Debtor has not made the specified quarterly interest payments which were due on March 31, June 30 and September 30, 2000, respectively.

    C.  The non-payment of the quarterly interest payments is an event of default under the terms of the Note.

    NOW, THEREFORE, in consideration of the above Recitals and in consideration of Debtor's continued services as a valued director of Lender, the parties hereto agree as follows:

    1.  Waiver of Past and Future Interest Payments Due. Lender hereby waives the quarterly interest payments which were due on March 31, June 30 and September 30, 2000, respectively. Lender further waives all future quarterly interest payments which may become due and payable under the terms of the Note.

    2.  Repayment of Note. Other than the receipt of interest on the outstanding balance under the terms of the Note, Lender reserves all of its rights under the Note including, but not limited to, repayment by the Debtor of the outstanding principal balance on or before December 31, 2001.

    IN WITNESS THEREOF, Debtor has executed this Agreement as of the date of the preamble.

LENDER:

STUART J. DOSHI, PRESIDENT GEOPETRO RESOURCES COMPANY

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  EXHIBIT 10.25
FIRST AMENDMENT TO SECURED PROMISSORY NOTE (THE "NOTE") DATED OCTOBER 12. 2000 BY AND BETWEEN LAWRENCE J. BARKER. JR. (THE "DEBTOR") AND GEOPETRO RESOURCES COMPANY (THE "LENDER")
RECITALS